Exhibit 99.1

May 13, 2019
Re: Tender offer by a third party for KBS Growth & Income REIT, Inc. shares
Dear KBS Growth & Income REIT Stockholder:
You may soon receive, or have already received, correspondence from CMG Partners, LLC (the “Bidder”) related to a tender offer to purchase your Class A shares of KBS Growth & Income REIT, Inc. (the “REIT”). Please be aware that the Bidder has a history of making tender offers for non-traded REIT shares at prices that are significantly below their disclosed estimated value and the amount of the Bidder’s purchase price does not reflect any adverse events to the portfolio of the REIT or the value of your shares. Rather, we believe it represents  an opportunistic attempt by the Bidder to make a profit off your shares by purchasing them at a deeply discounted price. The Bidder has informed us that its offer price will be $4.25 per share of Class A common stock. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:

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On December 7, 2018, the REIT’s board of directors approved an estimated value per share (the “EVPS”) of the REIT’s common stock of $9.20, based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2018[1]. This was a $0.41 increase in share price from the EVPS that was determined by the REIT’s board of directors on December 8, 2017.

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We believe that the Bidder’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit and deprive you of the opportunity to realize the full current and potential long-term value of your investment in the REIT.

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We expect management to continue to grow the value of the portfolio and meet the investment objectives of our investors by providing current income and preserving our stockholders’ capital contribution. The REIT is currently paying a monthly distribution at an annualized rate of 6.0%[2] based on the EVPS of the shares at the time of the distribution declaration.

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We have adopted a share redemption program (the “SRP”) that provides our stockholders a limited ability to sell their shares to the REIT, subject to certain restrictions and limitations. In 2018, the REIT was limited to redeeming the number of shares the REIT could purchase with the amount of net proceeds from the sale of shares under the REIT’s distribution reinvestment plan during 2017. In February 2018, the REIT exhausted all funds available for redemption in 2018. In December 2018, in order to preserve capital to allow management to better manage and grow the REIT’s real estate portfolio while it is still in its capital raising stage, the REIT’s board of directors amended the SRP to provide only for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the SRP, and collectively “special redemptions”). In addition, for the 2019 calendar year, special redemptions are limited to $1.0 million in the aggregate, as may be reviewed and adjusted from time to time by the board of directors. The REIT has not been able to honor ordinary redemption requests since February 2018 and we can provide no assurances when, if ever, the REIT’s board of directors will consider ordinary redemptions again. The board may amend, suspend or terminate the SRP program upon 10 business days’ notice to stockholders.

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1 We note that the EVPS did not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations, the impact of restrictions on the assumption of debt, or acquisition-related costs and financing costs related to future acquisitions. For a full description of the methodologies and assumptions used in the REIT’s valuation, see the REIT’s Current Report on Form 8-K, filed with the SEC on December 10, 2018.
2 Distributions are not guaranteed. Distributions paid through December 31, 2018 have been funded in part with debt financing, including advances from our advisor, and cash resulting from a waiver of asset management fees by our advisor. Distributions funded from sources other than our cash flow from operations will result in dilution to subsequent investors, reduce funds available for investment in assets and may reduce the overall return to our stockholders.

Please be aware that the Bidder is in no way affiliated with the REIT, the REIT’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or any of their affiliates. Also, please note that the Bidder does not have a copy of the REIT’s stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.kbs-cmg.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in the REIT.
Sincerely,

Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed in Part I, Item 1A of our Annual Report on Form 10-K filed on March 8, 2019 (the “Annual Report”). Those factors include: our ability to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our distribution reinvestment plan. In the event our FFO and/or cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed FFO and/or cash flow from operations.
The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the EVPS, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2018, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the EVPS. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the EVPS. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Annual Report.